Exhibit 99.1

CONTACT:	Abdo H. Khoury
Chief Financial and Portfolio Officer
(949) 718-4400

NHP ANNOUNCES CASH TENDER OFFERS

FOR MEDIUM-TERM NOTES

(NEWPORT BEACH, California, August 8, 2005)…Nationwide Health Properties, Inc. (NYSE: NHP) today announced that it is offering to purchase for cash any and all of the aggregate of $223,500,000 of its debt securities listed below. The following table sets forth the information for each series of debt securities to which the tender offers apply.

CUSIP No.	Outstanding Principal Amount	Security	U.S. Treasury Reference Security	Bloomberg Page	Fixed Spread (basis points)	Hypothetical Purchase Price(1)
63861QAS7	$20,000,000	7.23% Notes due 11/8/2006	2.875% due 11/06	PX4	45	$1,032.64
63861QBJ6	$23,500,000	7.90% Notes due 11/20/2006	2.875% due 11/06	PX4	45	$1,041.72
63861QAT5	$20,000,000	7.06% Notes due 12/5/2006	3% due 12/06	PX4	45	$1,032.36
63861QAU2	$5,000,000	7.39% Notes due 2/5/2007	3.375% due 2/07	PX4	50	$1,039.90
63861QAV0	$20,000,000	7.42% Notes due 2/5/2007	3.375% due 2/07	PX4	50	$1,040.33
63861QAW8	$20,000,000	7.60% Notes due 5/10/2007	3.5% due 5/07	PX4	55	$1,049.11
63861QAX6	$40,000,000	7.28% Notes due 6/18/2007	3.625% due 6/07	PX4	55	$1,046.35
63861QBB3	$10,000,000	6.72% Notes due 1/22/2008	3% due 11/07	PX5	60	$1,046.07
63861QBS6	$15,000,000	9.75% Notes due 3/20/2008	3.375% due 2/08	PX5	60	$1,121.33
63861QBA5	$5,000,000	6.69% Notes due 1/15/2009	3.25% due 1/09	PX5	65	$1,057.83
63861QBM9	$20,000,000	7.81% Notes due 2/9/2009	3% due 2/09	PX5	65	$1,094.16
63861QBN7	$20,000,000	7.92% Notes due 3/18/2009	2.625% due 3/09	PX5	65	$1,100.20
63861QBP2	$5,000,000	8.55% Notes due 6/5/2009	4% due 6/09	PX5	65	$1,127.32

(1)	Per $1,000 principal amount of Notes that are accepted for purchase calculated as of Friday, August 5, 2005. Hypothetical Purchase Price based on a Settlement Date of Thursday, August 11, 2005 and using the Reference Yield of the applicable Reference Treasury Security as of 11:00 a.m., New York City time, on Friday, August 5th, 2005. See Schedule B of Offer to Purchase for detailed calculations. Actual Reference Yield of the Reference Treasury Security will be determined at the time of tender of each Security.

The tender offers are being made upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 8, 2005. Each tender offer is being made independently of the other.

The consideration for each $1,000 principal amount of debt securities tendered pursuant to the applicable tender offer will be determined in the manner described in the Offer to Purchase by reference to the yield to maturity on the applicable Unites States Treasury reference security at the time of tender plus the applicable fixed spread, plus any accrued and unpaid interest to but excluding the date of payment.

Settlement of the tender offers will occur on the third New York Stock Exchange trading day following the date of tender of the applicable Notes.

Each tender offer commenced on Monday, August 8, 2005, and will expire at 5:00 p.m., New York City time, on Thursday, August 18, 2005, unless extended or earlier terminated. Holders of debt securities wishing to tender may do so at any time between the hours of 9:00 a.m. and 5:00 p.m., New York City time, on any New York Stock Exchange trading day during the period in which the tender offers are open.

J.P. Morgan Securities Inc. will serve as the Dealer Manager for the tender offers.

This news release is neither an offer to purchase nor a solicitation of an offer to sell the debt securities of Nationwide Health Properties, Inc. The tender offers to purchase debt securities are being made only by the Offer to Purchase. Any questions about the Offers or questions concerning procedures for tendering Securities may be directed to J.P. Morgan Securities Inc. at (866) 834-4666. Requests for copies of the Offer to Purchase and related documents may be directed to Global Bondholder Services Corporation at 1-866-857-2200 (toll free) or 1-212-430-3774 (collect).

About Nationwide Health Properties, Inc.

Nationwide Health Properties, Inc. is a real estate investment trust that invests in senior housing and long-term care facilities. The Company has investments in 426 facilities in 39 states. For more information on Nationwide Health Properties, Inc., visit our website at http://www.nhp-reit.com.

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Certain information contained in this news release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. All forward-looking statements included in this news release are based on information available to us on the date hereof. These statements speak only as of the date hereof, and we assume no obligation to update such forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; occupancy levels at certain facilities; changes in the ratings of our debt securities; access to the capital markets and the cost of capital; government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the healthcare industry; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; our ability to meet acquisition goals; the ability of our operators to repay deferred rent or loans in future periods; the ability of our operators to obtain and maintain adequate liability and other insurance; our ability to attract new operators for certain facilities; our ability to sell certain facilities for their book value; changes in or inadvertent violations of tax laws and regulations and other factors that can affect real estate investment trusts and our status as a real estate investment trust; and the risk factors described in our annual report on Form 10-K filed with the SEC on February 24, 2005.

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